Exhibit 99.01

INSPYR THERAPEUTICS

Inspyr Therapeutics Announces New Holding Company Structure and Reverse Stock Split

WESTLAKE VILLAGE, CA, October 12, 2021 (GLOBE NEWSWIRE) – Inspyr Therapeutics, Inc. (“Inspyr”) is announcing (i) a 1-for-75 reverse stock split of its common stock and (ii) a holding company restructuring whereby Rebus Holdings, Inc. (“Rebus”), a newly created entity will serve as the new holding company that will replace Inspyr as the public company trading on the OTC Markets trading under the symbol RBSH. The reverse stock split and holding company reorganization will occur concurrently.

Inspyr has completed a restructuring consisting of reacquiring its rights to its now lead asset RT-AR001 and transforming into a holding company structure. Management believes that reacquiring the Adenosine assets and its new structure will lead to a more streamlined company that will increase stockholder value. A pre-IND meeting for RT-AR-001 was held with the FDA in Q1 of 2021. Following that meeting the company has moved forward with manufacturing and non-clinical studies to support the submission of an IND. The company expects to provide a further clinical update in the first half of 2022. The Company is also in the process of launching and rebranding its new corporate website at www.rebus-corp.com.

The company anticipates that subsequent to the reverse split it will be able to apply to list its Common Stock on the OTCQB tier of the OTC Markets Group, and eventually apply for a listing on a national exchange, in order to provide stockholders with more liquidity and allow the company more flexibility in accessing the capital markets.

Immediately after the 1-for-75 reverse stock split, existing shares of Inspyr common stock will be automatically converted, on a one-for-one basis, into shares of Rebus common stock having the same designation, rights, powers, and preferences and qualifications, limitations, and restrictions as a share of Inspyr common stock immediately prior to the reorganization. Outstanding Inspyr convertible debt securities and warrants will be similarly converted on the same terms into like securities of Rebus.

Accordingly, Inspyr stockholders will automatically become stockholders of Rebus with the same ownership percentage of shares as they held in Inspyr immediately prior to the reorganization. Inspyr will subsequently operate as a wholly-owned subsidiary of Rebus.

Effective at the open of the market on Tuesday, October 12, 2021, Inspyr will cease to trade under NSPX and Rebus will begin trading under the new ticker symbol RBSH with a CUSIP of 75619J 103.

The Board of Directors and the executive officers of Inspyr immediately prior to the reorganization will continue in their same roles at Rebus.

The holding company reorganization, which is intended to be a tax-free transaction for U.S. federal income tax purposes for the stockholders, will modernize the Company’s operating and legal structure, and will provide financial and administrative flexibility.

About Inspyr Therapeutics, Inc.

Inspyr Therapeutics, Inc. is a pharmaceutical company focused on the research and development of novel targeted precision therapeutics for the treatment of cancer. Our approach utilizes our proprietary delivery technology to better enhance immuno-modulation for improved therapeutic outcomes. Our potential first-in-class immune-oncology lead asset, RT-AR001, an adenosine receptor antagonist, is differentiated by its novel microparticle formulation that allows for better tumor infiltration and enhanced outcomes when administered intra-tumorally. Our patented portfolio of adenosine receptor antagonists provides flexibility to optimize treatment based on the specific targets found in each type of cancer.

Cautionary Statement Regarding Forward Looking Information:

This news release contains “forward-looking statements” made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Inspyr’s (to be named Rebus Holdings, Inc.) periodic reports filed with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2020, its Quarterly Reports on Form 10-Q as well as and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact: investors@rebus-corp.com